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                                                                 Exhibit (a)(5)
                           OFFER TO PURCHASE FOR CASH

                         ALL OUTSTANDING COMMON SHARES
                                       OF

                        ARDEN INDUSTRIAL PRODUCTS, INC.
                                       AT

                              $6.00 NET PER SHARE

                                       BY

                          P O ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                           PARK-OHIO INDUSTRIES, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
              FRIDAY, JULY 25, 1997, UNLESS THE OFFER IS EXTENDED

TO OUR CLIENTS:

     Enclosed for your consideration are the Offer to Purchase dated June 26, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer") relating to the Offer by P O Acquisition Corporation, a Minnesota corporation (the "Purchaser") and a wholly owned subsidiary of Park-Ohio Industries, Inc., an Ohio corporation ("Parent"), to purchase all outstanding common shares, par value $.01 per share (the "Shares"), of Arden Industrial Products, Inc., a Minnesota corporation (the "Company"), at a price of $6.00 per Share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. This material is being forwarded to you as the beneficial owner of Shares carried by us in your account but not registered in your name.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     Accordingly, we request instructions as to whether you wish to tender any or all of such Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $6.00 per Share net to you in cash.

          2. The Offer is being made for all of the outstanding Shares.

          3. The Offer and withdrawal rights will expire at 5:00 p.m., New York City time, on Friday, July 25, 1997, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, there being validly tendered prior to the expiration of the Offer and not withdrawn, a number of Shares which will constitute at least 50.1% of the combined voting power of the voting securities of the Company on a fully diluted basis as of the date the Shares are accepted for payment pursuant to the Offer. See the Introduction and Sections 13 and 14 of the Offer to Purchase.

          5. Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.
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     If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form attached to this letter. An envelope in which to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise indicated in the instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     The Offer is made solely by the Offer to Purchase dated June 26, 1997 and the related Letter of Transmittal and any amendments or supplements thereto. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by Value Investing Partners, Inc. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
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                        INSTRUCTION WITH RESPECT TO THE

                           OFFER TO PURCHASE FOR CASH

                         ALL OUTSTANDING COMMON SHARES

                                       OF

                        ARDEN INDUSTRIAL PRODUCTS, INC.
                                       AT

                              $6.00 NET PER SHARE

                                       BY

                          P O ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                           PARK-OHIO INDUSTRIES, INC.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 26, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (collectively the "Offer") relating to the Offer by P O Acquisition Corporation, a Minnesota corporation (the "Purchaser") and a wholly owned subsidiary of Park-Ohio Industries, Inc., an Ohio corporation ("Parent"), to purchase all of the outstanding common shares, par value $.01 per share (the "Shares"), of Arden Industrial Products, Inc., a Minnesota corporation (the "Company").

     You are instructed to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

   --------------------------------
   Number of Shares to be Tendered*

   --------------------------- Shares

   --------------------------------

                   SIGN HERE

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                  Signature(s)

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    (Please print name(s) and address(es) here)

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        Area Code and Telephone Number(s)

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  Tax Identification or Social Security Number(s)

Dated:______________________________, 1997



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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.